UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Information Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

OpGen, Inc.
(Name of Registrant as Specified In Charter)

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OPGEN, INC.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS IN LIEU OF A MEETING OF STOCKHOLDERS

JUNE [__], 2016

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Dear Stockholders of OpGen, Inc.:

The enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of OpGen, Inc., a Delaware corporation (the “Company”), to the holders of record (the “Stockholders”) of our common stock, par value $0.01 per share (the “Common Stock”), at the close of business on May 11, 2016 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our Stockholders of action taken by written consent of the holders of a majority of the outstanding shares of Common Stock.

On May 18, 2016, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”) with Merck Global Health Innovation Fund, LLC  (“MGHIF”) and certain other accredited investors identified therein, including certain officers, directors and affiliates of the Company (together with MGHIF, the “Purchasers”)  pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 9,053,556 units (the “Units”), each Unit consisting of (i) either (A) one share of Common Stock, or (B) one share of non-voting, convertible preferred stock par value $0.01 per share (the “Series A Convertible Preferred Stock”), and (ii) a warrant to acquire 0.75 of one share of Common Stock (the “Warrants”), for an aggregate purchase price of $10.355 million (the “Offering”).

Nasdaq Stock Market Listing Rule 5635(b) (the “Nasdaq Change of Control Rule”) requires stockholder approval prior to the issuance of securities resulting in a change of control. While the Nasdaq rules do not formally define ‟change of control,” Nasdaq staff interpretations indicate that a change of control would generally be deemed to occur if an issuance causes an existing stockholder that does not already own more than 20% of the outstanding voting stock to own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power, and such ownership or voting power would be the largest ownership position (a “Nasdaq Change of Control”). Upon consummation of the Offering, MGHIF will own approximately 28% of the outstanding shares of Common Stock (or approximately 38% including shares of Common Stock underlying Warrants to be purchased by MGHIF in the Offering, but excluding any shares of Common Stock subject to options, warrants or conversion privileges owned by any other person), thereby making MGHIF the Company’s largest stockholder and constituting a Nasdaq Change of Control. Such Nasdaq Change of Control requires that the Company obtain the approval of stockholders holding a majority of the Company’s outstanding shares of Common Stock prior to issuing the securities to MGHIF that would cause it to own or have the right to acquire more than 19.99% of the Company’s outstanding Common Stock and have the largest ownership position. Such approval (the ‟Stockholder Approval”) was obtained on May 11, 2016 via the written consent of stockholders of the Company holding approximately 55% of the Company’s outstanding shares of Common Stock (the ‟Majority Stockholders”). In order to effectuate the Stockholder Approval, pursuant to Rule 14c-2 under the Exchange Act, the Company is required to provide an information statement to every security holder at least twenty (20) calendar days prior to the earliest date on which corporate action may be taken pursuant to the partial written consent of stockholders.

In order to expedite the closing of the Offering, the Company and the Purchasers agreed to structure the Offering with two closings. At the first closing, held on May 19, 2016,  the Company issued 1,200,000 Units to MGHIF for an aggregate purchase price of $1,372,500, which was the maximum number of Units the Company could issue such that MGHIF’s ownership of the outstanding Common Stock of the Company did not exceed 19.99% for purposes of a Nasdaq Change of Control. At the first closing, MGHIF paid for the Units purchased at the first closing and deposited the subscription amount for the Units to be purchased in the second closing into an escrow account to be held pending the consummation of the second closing. At the second closing, which will be held on or about the date that the Stockholder Approval becomes effective (the “Second Closing”), the Company will issue and sell to MGHIF the remaining 2,734,427 Units issuable to MGHIF under the Purchase Agreement.

The approval of the Offering by written consent of the Majority Stockholders will become effective 20 days after the date we mail this Information Statement to the Stockholders. The Stockholder Approval we received on May 11, 2016 constitutes the only Stockholder approval required under the Nasdaq Stock Market Listing Rules in order to consummate the Second Closing. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Offering or the Second Closing.

The action taken by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law, referred to as the DGCL, which provides that any action that may be taken at a meeting of the stockholders may be taken by the written consent of the holders of the number of shares of voting stock required to approve the action at a meeting. On such basis, in order to eliminate the costs and management time involved in holding a special meeting of stockholders, our Majority Stockholders approved the action in accordance with the DGCL.  This Information Statement is being furnished to all of our Stockholders in accordance with Section 14(c) of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our Stockholders of the actions taken by the written consent before they become effective.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE [__], 2016, TO STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 11, 2016.  THIS NOTICE AND THE ACCOMPANYING INFORMATION STATEMENT ARE BEING DELIVERED ONLY TO INFORM YOU OF THE ACTIONS BY WRITTEN CONSENT DESCRIBED HEREIN BEFORE SUCH ACTIONS TAKE EFFECT IN ACCORDANCE WITH SECTION 228(e) OF THE DGCL AND RULE 14c-2 PROMULGATED UNDER THE EXCHANGE ACT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS,

Timothy C. Dec Corporate Secretary

2

OPGEN, INC.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY

GENERAL INFORMATION

OpGen, Inc., a Delaware corporation (the “Company”), with its principal executive offices located at 708 Quince Orchard Road, Suite 205, Gaithersburg, Maryland 20878, is sending you the attached Notice and this Information Statement to notify you of an action that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us” and “OpGen” are to OpGen, Inc.

The record date for determining stockholders of record entitled to receive this Information Statement is May 11, 2016 (the “Record Date”).  As of the Record Date, there were 12,581,790 shares of our common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. Holders of our Common Stock do not have any preemptive, subscription, redemption or conversion rights. Copies of this Information Statement are being mailed on or about June [__], 2016 to the holders of record on the Record Date of the outstanding shares of our Common Stock (the “Stockholders”).

Action by Written Consent

On May 18, 2016, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”) with Merck Global Health Innovation Fund, LLC  (“MGHIF”) and certain other accredited investors identified therein, including certain officers, directors and affiliates of the Company (together with MGHIF, the “Purchasers”)  pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 9,053,556 units (the “Units”), each Unit consisting of (i) either (A) one share of Common Stock, or (B) one share of non-voting, convertible preferred stock par value $0.01 per share (the “Series A Convertible Preferred Stock”), and (ii) a warrant to acquire 0.75 of one share of Common Stock (the “Warrants”), for an aggregate purchase price of $10.355 million (the “Offering”).

Nasdaq Stock Market Listing Rule 5635(b) (the “Nasdaq Change of Control Rule”) requires stockholder approval prior to the issuance of securities resulting in a change of control. While the Nasdaq rules do not formally define ‟change of control,” Nasdaq staff interpretations indicate that a change of control would generally be deemed to occur if an issuance causes an existing stockholder that does not already own more than 20% of the outstanding voting stock to own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power, and such ownership or voting power would be the largest ownership position (a “Nasdaq Change of Control”). Upon consummation of the Offering, MGHIF will own approximately 28% of the outstanding shares of Common Stock (or approximately 38% including shares of Common Stock underlying Warrants to be purchased by MGHIF in the Offering, but excluding any shares of Common Stock subject to options, warrants or conversion privileges owned by any other person), thereby making MGHIF the Company’s largest stockholder and constituting a Nasdaq Change of Control. Such Nasdaq Change of Control requires that the Company obtain the approval of Stockholders holding a majority of the Company’s outstanding shares of Common Stock prior to issuing the securities to MGHIF that would cause it to own or have the right to acquire more than 19.99% of the Company’s outstanding Common Stock and have the largest ownership position.

Such approval (the ‟Stockholder Approval”) was obtained on May 11, 2016 via the written consent of stockholders of the Company holding approximately 55% of the Company’s outstanding shares of Common Stock (the ‟Majority Stockholders”). No payment was made to any person or entity in consideration of execution of the written consent. In order to effectuate the Stockholder Approval, pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the ‟Exchange Act”), the Company is required to provide an information statement to every security holder at least twenty (20) calendar days prior to the earliest date on which corporate action may be taken pursuant to the written consent of stockholders.

In order to expedite the closing of the Offering and avoid any potential non-compliance with the Nasdaq Change of Control Rule, the Company and the Purchasers agreed to structure the Offering with two closings. At the first closing, held on May 19, 2016,  the Company issued 1,200,000 Units to MGHIF for the purchase price of $1,372,500, which was the maximum number of Units the Company could issue such that MGHIF’s ownership of the outstanding Common Stock of the Company did not exceed 19.99% for purposes of a Nasdaq Change of Control. At the first closing, MGHIF paid for the Units purchased at the first closing and deposited the subscription amount for the Units to be purchased in the second closing into an escrow account to be held pending the consummation of the second closing. At the second closing, which will be held on or about the date that the Stockholder Approval becomes effective (the “Second Closing”), the Company will issue and sell to MGHIF the remaining 2,734,427 Units issuable to MGHIF under the Purchase Agreement (the “Action”).

Stockholders Entitled to Receive Notice of Action by Written Consent

Stockholders may take action pursuant to a written consent in lieu of a meeting of stockholders in accordance with Section 228 of the DGCL, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a meeting of stockholders, our Board elected to utilize the written consent of the holders of at least a majority in interest of our voting securities for the Action. As required by the SEC rules and in accordance with Rule 14c-2(b) of the Exchange Act, we will mail the Notice and this Information Statement to all of our Stockholders on or about June [__], 2016.

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of the Action taken by partial written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Action being taken pursuant to the partial written consent can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we will consummate the Second Closing of the Offering and issue and sell to MGHIF the remaining 2,734,427 Units issuable to MGHIF under the Purchase Agreement for the purchase price of $3,127,500.88. We recommend that you read this Information Statement in its entirety for a full description of the Action approved by the Stockholder Approval.

Dissenters’ Rights of Appraisal

No dissenters’ rights are afforded to our stockholders under Delaware law as a result of the adoption of the Action.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitation. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our Common Stock.

THE OFFERING

The following is a summary of the Purchase Agreement and the Warrants entered into between the Company and the Purchasers pursuant to the Purchase Agreement. The Purchase Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2016. The Warrant is attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on May 17, 2016.

Overview

On May 18, 2016, we entered into the Purchase Agreement with MGHIF and other Purchasers pursuant to which we agreed to issue and sell to the Purchasers in the Offering an aggregate of 9,053,556 Units, each Unit consisting of (i) either (A) one share of the Common Stock, or (B) one share of Series A Convertible Preferred Stock and (ii) a Warrant to acquire 0.75 of one share of Common Stock, for an aggregate purchase price of $10.355 million.

The Offering was made solely to accredited investors (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In order to expedite the closing of the Offering, the Company and the Purchasers agreed to structure the Offering with two closings. At the first closing, held on May 19, 2016,  the Company issued 1,200,000 Units to MGHIF for the purchase price of $1,372,500, which was the maximum number of Units the Company could issue such that MGHIF’s ownership of the outstanding Common Stock of the Company did not exceed 19.99% for purposes of a Nasdaq Change of Control. At the first closing, MGHIF deposited the subscription amount for the Units to be purchased in the Second Closing into an escrow account to be held pending the consummation of the Second Closing. At the Second Closing, which will be held on or about the date that the Stockholder Approval becomes effective, the Company will issue and sell to MGHIF the remaining 2,734,427 Units issuable to MGHIF under the Purchase Agreement.

Purchase Agreement

Pursuant to the Purchase Agreement, the Company has provided certain mandatory registration rights and piggyback registration rights to the Purchasers in respect of the shares of Common Stock, and shares of Common Stock to be acquired upon conversion of the Series A Convertible Preferred Stock (collectively, the “Shares”) and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) customary for this type of private placement. Specifically, the Company has agreed to file a registration statement on Form S-3 (or other registration statement, if the Company is not then eligible to use Form S-3) (the ‟Registration Statement”) within 60 days after execution of the Purchase Agreement. The Company has agreed to keep the Registration Statement effective until no Purchaser owns any Shares, Warrant Shares or unexpired Warrants.  In addition, to the extent that the Registration Statement is not available, the Purchasers will have piggyback registration rights with respect to any registration statement that the Company proposes to file (subject to certain exceptions). The Company will pay all fees and expenses incident to the registration rights provided to Purchasers.

Upon the occurrence of certain events, including the failure of the Company to file a Registration Statement or have it declared effective by the SEC in accordance with the terms of the Purchase Agreement as described above, the Company will be obligated pay to the Purchasers, as liquidated damages, 1.0% of the aggregate purchase price of the Shares and Warrant Shares then held by Purchasers on a monthly, pro-rated basis, until the event triggering such payment is cured. Interest on these liquidated damages will accrue at the rate of 1.0% per month, pro-rated for partial months, until paid in full.

In addition the Purchase Agreement provides that, for a period of two years, Purchasers also have the right to participate on a pro rata basis in subsequent offerings of the Company (subject to certain exceptions). The Purchase Agreement also provides that, for a period of 90 days from the date of the Purchase Agreement, the Company is prohibited from issuing any Common Stock or securities convertible into Common Stock (subject to certain exceptions). In addition, the Company’s officers, directors and holders in excess of 5% of the Company’s outstanding Common Stock have entered into lock-up agreements in connection with the Offering, which generally prohibits them from selling securities of the Company for a period of 90 days from the date of the Purchase Agreement.

Warrants

The Warrants will be exercisable at an exercise price of $1.3125 per share of Common Stock, will become exercisable 90 days after the date of issuance, and may be exercised by the holder for five years after the date of issuance. The exercise price and the number of Warrant Shares will be adjusted to account for any subdivision or combination by the Company of outstanding shares of Common Stock. The exercise price may at any time also be voluntarily reduced at the discretion of the Board of the Company. The Warrants may be exercised pursuant to a cashless exercise, but only if a Registration Statement covering the resale of the Warrant Shares that are the subject of an exercise notice is not available for the resale of such Warrant Shares.

The Purchase Agreement and the Warrants also contain certain provisions providing for liquidated damages to be paid by the Company in the event the Company does not timely deliver registered shares of Common Stock to the holder upon exercise of the Warrant. Specifically,  in addition to the Warrant holder’s other available remedies, if the Company fails to issue and deliver (or cause to be delivered) to a holder by the required delivery date a certificate representing the shares so delivered to the Company by such holder that is free from all restrictive and other legends, the Company shall pay to a holder in cash, as partial liquidated damages and not as a penalty, an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and (B) the closing sale price on the trading day immediately preceding the required delivery date of the certificate, per trading day for each trading day after such required delivery date until such securities are delivered to the holder. In addition, if the Company fails to (i) issue and deliver (or cause to be delivered) to a holder by the required delivery date a certificate representing the shares so delivered to the Company by such holder that is free from all restrictive and other legends or (ii) if after the required delivery date such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such holder anticipated receiving from the Company without any restrictive legend, then, the Company shall either (y) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the ‟Buy-In Price”), at which point the Company’s obligation to deliver such shares shall terminate, or (z) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock that the Company was required to deliver multiplied by (2) the lowest closing sale price of the Common Stock on any trading day during the period commencing on the date of the delivery by such holder to the Company of the applicable shares (as the case may be) and ending on the date of such delivery and payment under this clause (z).

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, therefore, we are subject to the Nasdaq Stock Market Listing Rules. Under the Nasdaq Change of Control Rule, stockholder approval is required prior to the issuance of securities resulting in a Nasdaq Change of Control, which Nasdaq interpretive guidance provides that an issuance that causes an existing stockholder that does not already own more than 20% of the outstanding voting stock to own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power, and such ownership or voting power would be the largest ownership position generally constitutes a Nasdaq Change of Control.

The Nasdaq Change of Control Rule applies to the issuance and sale of 2,734,427 Units to MGHIF at the Second Closing because such issuance and sale will result in MGHIF owning approximately 28% of the outstanding shares of Common Stock of the Company, thereby making MGHIF the Company’s largest stockholder and constituting a Nasdaq Change of Control.

As a result, in order to comply with the Nasdaq Change of Control Rule, the Offering is being completed in two closings. In the first closing, which occurred on May 19, 2016, the Company issued and sold to MGHIF 1,200,000 Units at a purchase price of $1.14375 per Unit. Stockholder approval was not required for the first closing under the Nasdaq Change of Control Rule because the Shares issued in the first closing, including the Warrant Shares purchased by MGHIF, represented approximately 19.99% of the Company’s outstanding Common Stock immediately prior to the first closing for purposes of a Nasdaq Change of Control. Stockholder approval is required for the Second Closing under the Nasdaq Change of Control Rule for the reasons stated above and because the Company agreed in the Purchase Agreement to seek stockholder approval for the issuance of the Units to be purchased by MGHIF in the Second Closing, and the receipt of such approval is a condition to the consummation of the Second Closing. As described above under the caption “GENERAL INFORMATION – Action by Written Consent,” the Majority Stockholders approved the Offering and the Nasdaq Change of Control by written consent in lieu of a meeting of stockholders on May 11, 2016.

Reasons for the Offering

The Company conducted the Offering in order to raise capital to support the sales and marketing and continued research and development of the Company’s rapid diagnostic and Acuitas Lighthouse bioinformatics products and services, and for general corporate purposes.

Consequences of the Offering

The Offering will result in a significant increase in the number of shares of our Common Stock outstanding and, as a result, current stockholders who are not participating in the Offering will own a smaller percentage of the outstanding Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale of the Common Stock issued in the Offering could cause the market price of our Common Stock to decline.

Our stockholders will incur dilution of their percentage ownership in the Company as a result of the Offering. Immediately following the first closing of the Offering on May 19, 2016, 16,591,491 shares of our Common Stock were outstanding, after giving effect to the issuance of 4,009,701 shares of Common Stock at the first closing. Following the Second Closing, at which we will issue an additional 2,734,427 shares to MGHIF, at least 19,325,918 shares of Common Stock will be outstanding. Following the consummation of the Second Closing, MGHIF will own approximately 23% of our outstanding Common Stock (on a fully diluted basis) and will become our largest stockholder. Following the Second Closing, MGHIF will also own 3,934,427 Warrants, exercisable for 2,950,821 shares of our Common Stock. Additionally, MGHIF has a contractual right to participate on a pro rata basis in future securities offerings made by the Company, and for as long as MGHIF holds at least 5% of the outstanding Common Stock of the Company, it has a contractual right to nominate a designee for election to the Board. As a result, MGHIF may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including, but not limited to, the election of directors and the approval of corporate transactions. If MGHIF exercises the Warrants for shares of Common Stock, its ownership of, and influence over, the Company will increase and the Company’s stockholders will be further diluted.

Use of Proceeds

We intend to use the proceeds from the Offering to support the sales and marketing and continued research and development of the Company’s rapid diagnostic and Acuitas Lighthouse bioinformatics products and services, and for general corporate purposes.

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

Timothy J.R. Harris, Ph.D., D.Sc., a director; Timothy C. Dec, our chief financial officer; and Kevin Krenitsky, M.D., our president, directly participated in the Offering by purchasing Units for their own benefit.

David Rubin, Ph.D., a director, is a Managing Director of MGHIF. MGHIF participated in the Offering by purchasing Units for its own benefit.

Evan Jones, our chief executive officer and chairman of the Board, is the managing member of jVen Capital, LLC. jVen Capital, LLC participated in the Offering by purchasing Units for its own benefit.

Except with respect to Dr. Harris, Mr. Dec, Dr. Krenitsky, Dr. Rubin and Mr. Jones, as described, no person who has been a director or executive officer of the Company at any time since January 1, 2015, other than in his role as director or executive officer, or is an associate of any such persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Offering, which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro rata and in accordance with their respective stock ownership interests.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.opgen.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock currently; (ii) each of our current directors; (iii) each of our current named executive officers; and (iv) all of our current executive officers and directors as a group.  Ownership information is set forth as of May 19, 2016.  Unless otherwise noted, each of the following disclaims any beneficial ownership of the shares, except to the extent of his, her or its pecuniary interest, if any, in such shares.  Unless otherwise indicated, the mailing address of each individual is c/o OpGen, Inc., 708 Quince Orchard Road, Suite 205, Gaithersburg, Maryland 20878.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Outstanding Common Shares
5% Stockholders
jVen Capital, LLC (1)	4,333,225	25.31%
11009 Cripplegate Road Potomac, MD 20854
Versant Ventures III, LLC (2)	3,034,373	17.77%
One Sansome Street Suite 3630 San Francisco, CA 94104
Harris and Harris Group, Inc. (3)	1,741,835	10.29%
1450 Broadway Floor 24 New York, NY 10018
Merck Global Health Innovation Fund, LLC (4)	2,679,022	16.15%
One Merck Drive 2W116 Whitehouse Station, NJ 08889
Sabby Management, LLC (5)	1,657,490	9.97%
10 Mountainview Road Upper Saddle River, NJ 07458
Directors and Executive Officers
Evan Jones (6)	4,649,275	26.87%
Brian G. Atwood (7)	3,034,373	17.77%
Harry D’Andrea	-	-
Timothy J.R. Harris, Ph.D., D.Sc. (8)	72,924	*
Timothy F. Howe (9)	408,155	2.46%
Laurence R. McCarthy, Ph.D. (10)	28,968	*
David M. Rubin, Ph.D. (11)	-	-
Misti Ushio, Ph.D.	-	-
Kevin Krenitsky, M.D. (12)	179,467	1.08%
Timothy C. Dec (13)	87,441	*
All Directors and Executive Officers as a group (13 individuals) (14)	8,884,477	48.20%
_____________________
* Constitutes less than 1%

(1)	Consists of (i) 3,805,604 shares of Common Stock, including 874,317 shares purchased in the Offering and (ii) currently exercisable warrants to acquire an additional 527,621 shares of Common Stock.
(2)
Consists of (i) 2,539,214 and 14,997 shares of Common Stock beneficially owned by Versant Venture Capital III, L.P. (“Versant Capital III”) and Versant Side Fund III, L.P. (“Versant SF III”), respectively, and (ii) currently exercisable warrants to acquire an additional 477,342 and 2,820 shares of Common Stock owned by Versant Capital III and Versant SF III, respectively. Versant Ventures III, LLC is the sole general partner of Versant Capital III and Versant SF III.

(3)	Consists of (i) 1,409,796 shares of Common Stock, and (ii) currently exercisable warrants to acquire an additional 332,039 shares of Common Stock.
(4)
Consists of 2,679,022 shares of Common Stock, including 1,200,000 shares purchased in the first closing of the Offering. Upon consummation of the Second Closing, MGHIF will beneficially own approximately 38% of the outstanding shares of Common Stock of the Company, thereby making MGHIF the Company’s largest stockholder.

(5)
Consists of (i) 1,311,476 and 313,524 shares of Common Stock beneficially owned by Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”) and Sabby Healthcare Master Fund, Ltd. (“SMHF”), respectively. SMHF also holds 2,309,428 shares of Series A Convertible Preferred Stock. In accordance with Exchange Act Rule 13d-3, the number of shares of Common Stock beneficially owned by SMHF includes 32,490 shares of Series A Convertible Preferred Stock which are convertible for the next 60 days into an additional 32,490 shares of Common Stock. The remaining 2,276,938 shares of Series A Convertible Preferred Stock held by SMHF are not convertible into shares of Common Stock to the extent that, after giving effect to the conversion, SMHF, together with its affiliates, would own in excess of 9.99% of the outstanding voting stock of the Company. Sabby Management, LLC serves as the investment manager for SVWMF and SMHF. All of these shares were purchased in the Offering. The information above is based on information included in the Schedule 13G filed by SVWMF and SMHF on May 24, 2016.

(6)
Consists of (i) 3,805,604 shares of Common Stock and currently exercisable warrants to acquire an additional 527,621 shares of Common Stock beneficially owned by jVen Capital, LLC, (ii) 131,156 shares of Common Stock and currently exercisable warrants to acquire an additional 20,841 shares of Common Stock owned by Mr. Jones’ spouse, and (iii) stock options to purchase 164,053 shares of Common Stock that are currently vested or that will become vested within 60 days. Mr. Jones is a managing member of jVen Capital, LLC and has voting and investment authority over the shares owned by that entity (see footnote 1 above).   Does not include the stock option award made to Mr. Jones on April 28, 2016 to acquire 766,500 shares of Common Stock that is subject to the approval by stockholders at the 2016 Annual Meeting of Stockholders to be held on June 22, 2016.

(7)
Consists of (i) 2,539,214 and 14,997 shares of Common Stock beneficially owned by Versant Capital III and Versant SF III, respectively, and (ii) currently exercisable warrants to purchase an additional 477,342 and 2,820 shares of Common Stock beneficially owned by Versant Capital III and Versant SF III, respectively. Mr. Atwood is a Managing Director of Versant Ventures III, LLC, the sole general partner of Versant Capital III and Versant SF III. Mr. Atwood has shared voting and investment authority over the shares owned by those entities (see footnote 2 above).

(8)
Consists of (i) 50,116 shares of Common Stock, including 43,716 shares purchased in the Offering, (ii) currently exercisable warrants to acquire an additional 6,400 shares of Common Stock, and (iii) stock options to purchase 16,408 shares of Common Stock that are currently vested or that will become vested within 60 days.

(9)
Consists of (i) 357,173 and 31,155 shares of Common Stock beneficially owned by CHL Medical Partners III, L.P. (“CHL Medical III”) and CHL Medical Partners III Side Fund, L.P. (“CHL Medical SF”), respectively, and (ii) currently exercisable warrants to acquire an additional 18,215 and 1,610 shares of Common Stock beneficially owned by CHL Medical III and CHL Medical SF, respectively. Mr. Howe is an officer of the general partner of CHL Medical III and CHL Medical SF and has shared voting and investment authority over the shares owned by those entities.

(10)	Consists of stock options to purchase 28,968 shares of Common Stock that are currently vested or that will become vested within 60 days.
(11)	Dr. Rubin is managing director of, but does not have or share voting power over the shares of our Common Stock owned by Merck Global Health Innovation Fund, LLC.
(12)
Consists of (i) 52,050 shares of Common Stock, including 43,716 shares purchased in the Offering, (ii) currently exercisable warrants to acquire an additional 8,334 shares of Common Stock, and (iii) stock options to purchase 119,083 shares of Common Stock that will become vested within 60 days.

(13)
Consists of (i) 47,716 shares of Common Stock, including 43,716 shares purchased in the Offering, (ii) currently exercisable warrants to acquire an additional 4,000 shares of Common Stock, and (iii) stock options to purchase 35,725 shares of Common Stock that are currently vested or that will become vested within 60 days.

(14)
In addition to the beneficial ownership described in footnotes (6) through (13), includes stock options to purchase 442,957 shares of Common Stock that are currently vested or that will become vested within 60 days.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. In the event a security holder desires to provide us with such a request, the security holder may: (1) notify his or her broker, (2) call our offices at (240) 813-1260 or (3) mail the request to our address at 708 Quince Orchard Road, Suite 205, Gaithersburg, Maryland 20878, Attention: Corporate Secretary.

 We undertake to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.opgen.com. You may request copies of the documents incorporated by reference in this Information Statement, at no cost, by writing or telephoning us at:

708 Quince Orchard Road
Suite 205
 Gaithersburg, MD 20878
Phone Number 240-813-1260